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Exhibit 10.3

ASSET PURCHASE AGREEMENT

        DATED the 31st day of July, 2002.

A M O N G:

    FOSSIL CANADA INC., a corporation incorporated under the laws of the Province of New Brunswick

    (the "Purchaser")

    —and—

    COMARK INC., a corporation amalgamated under the laws of Ontario

    (the "Vendor")

    —and—

    FOSSIL, INC.

    ("Fossil U.S.")

        The parties agree as follows:

ARTICLE 1—INTERPRETATION

1.1  Definitions.

        In this Agreement, except as otherwise expressly provided, capitalized words or expressions shall have the meanings set out below:

  (a)
  "Accounts Payable" means all unsecured debts of the Vendor incurred or accrued in connection with the conduct of the Purchased Business in the ordinary course of business prior to the Time of Closing.

  (b)
  "Affiliate" shall have the meaning given it in the Business Corporations Act (Ontario).

  (c)
  "Agreement" means this agreement and includes all schedules set out in section 1.3.

  (d)
  "Assumed Obligations" means:

  (i)
  all obligations to be performed by the Vendor on or after the Closing Date under the Leases; and

  (ii)
  all obligations arising from and after the Closing Date for any employees of the Purchased Business who accept the Purchaser's offer of employment; and

  (iii)
  all obligations of the Vendor to recognize and accept any gift certificates and credits in respect of which amounts are deducted in determining the Purchase Price.

  (e)
  "Business Day" means every day except a Saturday, Sunday or any other day on which principal commercial banks are not open for business in the City of Toronto, Ontario.

  (f)
  "Closing" means the completion of the transactions described in this Agreement, "Closing Date" or "Date of Closing" means August 15, 2002, and "Time of Closing" means 10:00 a.m. (local time) at Goodmans LLP, 250 Yonge Street, Suite 2400, Toronto, Ontario M5B 2M6 on the Closing Date or such other date or time as the parties may agree upon.

  (g)
  "Development and License Agreement" means the retail store development and trademark license agreement made December 28, 1998 between Fossil Partners L.P., Fossil U.S. and the Vendor.

  (h)
  "Encumbrance" means any mortgage, lien, pledge, charge, hypothec or other security interest, restriction, claim, encumbrance, right to use or acquire, ownership interest, action or demand of any nature whatsoever.

  (i)
  "Equipment" means all of the equipment situated in the Store Locations and used in the operation of the Purchased Business as listed on Schedule 1.1(i).

  (j)
  "Fossil Products" means watches, small leather goods, belts, handbags, apparel, sunglasses and other fashion accessories bearing trade names and trade and service marks owned, developed, or licensed by Fossil Partners L.P. and Fossil U.S., including "Fossil" and any logos, designs and emblems associated therewith.

  (k)
  "GAAP" means generally accepted accounting principles as set forth in the handbook published by the Canadian Institute of Chartered Accountants.

  (l)
  "Goodwill" means the goodwill of the Purchased Business, including customer lists and the telephone and fax numbers used in the operation of the Purchased Business, together with the exclusive right of the Purchaser to represent itself as carrying on the Purchased Business in continuation of and in succession to the Vendor under the FOSSIL name.

  (m)
  "Inventories" means all inventories of Fossil Products owned by the Vendor and used in carrying on the Purchased Business as a going concern, other than inventory at the Outlet Store.

  (n)
  "Inventory Amount" shall have the meaning attributed thereto in section 2.2.

  (o)
  "Leases" means the leases for each of the Store Locations as described in Schedule 5.1(e).

  (p)
  "Losses" shall have the meaning attributed thereto in section 9.4(a).

  (q)
  "Outlet Store" means the "Fossil" store operated by the Vendor at the Colossus Centre in Vaughn, Ontario.

  (r)
  "Person" includes an individual, partnership, unincorporated association, organization, syndicate, corporation, trust, trustee, executor, administrator or other legal or personal representative.

  (s)
  "Plan" means a plan or plans established, organized and administered to provide pensions for employees.

  (t)
  "Purchase Price" means the purchase price for the Purchased Assets as set forth in section 2.2.

  (u)
  "Purchased Assets" means:

  (i)
  the Leases;

  (ii)
  the Equipment;

  (iii)
  the Records;

  (iv)
  the Inventories; and

  (v)
  the Goodwill.

  (v)
  "Purchased Business" means the business currently carried on by the Vendor consisting of the ownership and operation of stores carrying Fossil Products pursuant to the Development and License Agreement.

  (w)
  "Records" means all records relating to the Purchased Business, including customer lists, referral sources, marketing plans, operating data, files, books and records, correspondence, credit information, research materials, contract documents, records of past sales, supplier lists, employee documents, inventory data and other similar records.

  (x)
  "Store Locations" means the store locations from which the Purchased Business is carried on, as set forth in Schedule 1.1(x), which for greater certainty, excludes the Outlet Store which the Vendor shall cease to operate by September 1, 2002.

1.2  Construction.

        In this Agreement:

  (a)
  words denoting the singular include the plural and vice versa and words denoting any gender include all genders;

  (b)
  the word "including" shall mean "including without limitation";

  (c)
  any reference to a statute shall mean the statute in force as at the date hereof, unless otherwise expressly provided;

  (d)
  the use of headings is for convenience of reference only and shall not affect the construction of this Agreement;

  (e)
  any references to sections or Articles are references to sections or Articles of this Agreement;

  (f)
  when calculating the period of time within which or following which any act is to be done or step taken, the date which is the reference day in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period shall end on the next Business Day;

  (g)
  all dollar amounts are expressed in US funds; and

  (h)
  any tender of documents or money under this Agreement may be made upon the parties or their respective counsel and money may be tendered by bank draft drawn upon a Canadian chartered bank or by negotiable cheque payable in Canadian funds and certified by a Canadian chartered bank.

1.3  Schedules.

        The following attached Schedules form part of this Agreement:

Schedule 1.1(i)	Equipment
Schedule 1.1(x)	Store Locations
Schedule 2.3	Allocation of Purchase Price
Schedule 5.1(e)	Leases
Schedule 5.1(l)	Employees
Schedule 5.1(o)	Licenses
Schedule 7.3	Consents
Schedule 7.5(a)	Form of Termination of Development and License Agreement
Schedule 10.1(g)	PPSA Registrations against the Vendor

ARTICLE 2—PURCHASE AND SALE OF PURCHASED ASSETS

2.1  Purchase and Sale.

        Subject to the terms and conditions of this Agreement, on the Closing Date, the Vendor shall sell to the Purchaser and the Purchaser shall purchase from the Vendor the Purchased Assets in consideration of the Purchase Price.

2.2  Purchase Price.

        The purchase price for the Purchased Assets (the "Purchase Price") shall be Three Hundred Ninety-Seven Thousand Nine Hundred Eighty One Dollars ($397,981), plus the value of the Inventories as determined in accordance with section 2.5 (the "Inventory Amount"), plus any amounts that have been prepaid by the Vendor as at the Closing Date on account of rent and/or security deposits for the Store Locations, less any sums outstanding from the Vendor to Fossil U.S. or Fossil Partners, L.P. on account of Inventories and less the aggregate amount of all gift certificates and other credits that Vendor and the Purchaser agree shall be honoured by the Purchaser following the Closing in the operation of the Purchased Business.

2.3  Allocation of Purchase Price.

        The Purchase Price shall be allocated among the Purchased Assets in accordance with Schedule 2.3. Such allocation shall be binding and the Vendor and the Purchaser shall make all filings which are necessary or desirable under the Income Tax Act (Canada) or any other taxation statute to give effect to such allocation.

2.4  Payment of Purchase Price.

  (a)
  The Purchaser shall satisfy the Purchase Price, less the Inventory Amount, by delivery at the Closing of a certified cheque or bank draft to or to the order of the Vendor or by wire transfer of funds in accordance with instructions provided by the Vendor in writing; and

  (b)
  The Purchaser or its designee shall pay the Inventory Amount within ten days following the determination of the Inventory Amount in accordance with section 2.5 by delivery of a certified cheque or bank draft to or to the order of the Vendor or by wire transfer of funds in accordance with instructions provided by the Vendor in writing.

2.5  Determination of Inventory Amount.

        Following the close of business on the Business Day immediately prior to the Closing Date, the parties shall jointly retain RGIS to conduct a physical count of the Inventories. Each of the parties shall be entitled to have representatives present at and observe such counts. All Inventories shall be valued at the Vendor's cost therefor.

2.6  Transfer Taxes.

        The Purchaser shall be liable for and pay, within the required time period, all federal and provincial sales taxes and all other similar taxes, duties, registration charges or other like charges (but excluding any taxes based upon the income, revenues or capital receipts of the Vendor) properly payable in connection with the transfer of the Purchased Assets.

2.7  Payment of GST.

        If the Purchaser determines that such election is available, the Purchaser and the Vendor elect to have the provisions of subsection 167(1) of the Excise Tax Act (Canada) apply to the sale of the Purchased Assets by the Vendor to the Purchaser. The parties shall take all necessary actions in order to complete and file a valid joint election as provided in subsection 167(1) of the Excise Tax Act (Canada) on or before the date on which the Purchaser must submit its GST return for the reporting period in which the Closing occurs. If the Purchaser determines that such election is not available, the Purchaser shall pay to the Vendor on the Closing Date, in addition to the amount payable on account of the Purchase Price, any goods and services tax exigible on the transfer of the Purchased Assets.

2.8  Guarantee by Fossil U.S.

        Fossil U.S. hereby guarantees to the Vendor, and is surety for, the due and punctual payment of any amounts payable by the Purchaser, and performance of any and all of the obligations of the Purchaser, pursuant to this Agreement.

ARTICLE 3—ASSUMPTION OF OBLIGATIONS

3.1  Assumption by the Purchaser.

        The Purchaser shall assume the Assumed Obligations as of the close of business on the Closing Date and shall pay, discharge and perform the Assumed Obligations, as the case may be, from and after the close of business on the Closing Date. The Purchaser shall not be liable for or assume any obligations of the Vendor other than the Assumed Obligations, including any Accounts Payable. On the Closing, the Vendor and the Purchaser shall enter into an assumption agreement whereby the Purchaser shall assume the Assumed Obligations in the manner contemplated by this section 3.1, and shall indemnify the Vendor in connection therewith. Fossil U.S. shall execute such agreement as a guarantor of performance of the Purchaser's obligations contained therein. For greater certainty, and without limiting the generality of the foregoing, the Vendor shall pay to the Purchaser on demand any amounts for which the Purchaser becomes liable under any of the Leases to the extent that the liability relates to the period prior to the Closing.

ARTICLE 4—EMPLOYMENT AND PENSION MATTERS

4.1  Selection of Employees.

        Upon the Closing, the Purchaser may, but shall not be required to, offer employment to certain of the Vendor's employees who are employed in the operation of the Purchased Business on substantially the same terms and conditions on which they are currently employed. The Vendor shall be solely responsible for, and shall indemnify and save harmless the Purchaser from and against, any and all liabilities resulting from the termination of employment of any of those employees who do not accept the Purchaser's offer of continued employment or are no longer retained by Vendor.

4.2  Vendor's Obligations.

        Subject to section 4.1, all employment matters relating to the Purchased Business, including employee terminations arising up to and including the Closing Date, salary, benefits and pension obligations accrued and not paid up to and including the Closing Date, actions, causes of action, claims and demands, and any interest, award, judgment, penalties, costs or expenses relating thereto, shall be the Vendor's responsibility.

4.3  Vacation Pay.

        The Vendor shall calculate the accrued vacation credits to the Closing Date for all employees of the Vendor who accept the Purchaser's offer of employment (collectively, "Transferring Employees") and shall pay the amount thereof to the Transferring Employees in connection with the last paycheque to the Transferring Employees from the Vendor.

4.4  Termination Prior to Closing Date.

        Prior to the Closing Date, without the Purchaser's prior written consent, the Vendor may not terminate, lay-off or dismiss any employees employed in the Purchased Business, other than for cause, whether such termination, lay-off or dismissal is actual, planned, intended or currently underway, and prior to the Closing Date, without the Purchaser's prior written consent, the Vendor may not provide any notices of termination to any such employees.

ARTICLE 5—REPRESENTATIONS AND WARRANTIES OF THE VENDOR

5.1  Representations and Warranties.

        The Vendor hereby makes the following representations and warranties and acknowledges that the Purchaser is relying on such representations and warranties in entering into this Agreement and in purchasing the Purchased Assets from the Vendor:

  (a)
  Corporate.    The Vendor is a corporation duly incorporated and organized and is validly existing under the laws of the Province of Ontario. The Vendor has the requisite corporate power and authority to own or lease its property and to carry on the Purchased Business and to sell the Purchased Assets to the Purchaser and otherwise perform its obligations pursuant to this Agreement. The Purchased Business is carried on by the Vendor only in the Province of Ontario from the Store Locations.

  (b)
  Authorization of Agreement.    This Agreement has been duly authorized, executed and delivered by the Vendor and constitutes a valid and binding obligation of the Vendor, enforceable against it in accordance with its terms.

  (c)
  Title to Purchased Assets.    The Vendor is the sole legal and beneficial owner of the Purchased Assets and has good marketable title thereto. The Purchased Assets shall, on the Closing be free and clear of all Encumbrances. The Vendor is in possession of all tangible Purchased Assets.

  (d)
  Rights to Acquire Purchased Assets.    Except pursuant to this Agreement, no Person has any agreement, option, understanding, commitment or right or any right or privilege capable of becoming a right to purchase any of the Purchased Assets from the Vendor.

  (e)
  Leases.    Schedule 5.1(e) contains a complete and accurate list of all the Leases. Each of the Leases constitutes valid and binding obligations of the parties thereto, enforceable in accordance with its terms. None of the parties to any of the Leases is in breach, in any material respect, of its obligations thereunder and no act or event has occurred which with notice or lapse of time, or both, would constitute a breach of any of the Leases. All of the Leases were entered into in the ordinary course of business, are now in good standing and unamended and the Vendor is entitled to all benefits, rights and privileges thereunder. Neither the Vendor nor its counsel has received notice that any of the landlords under the Leases has breached, intends to breach or intends to discontinue any Lease.

  (f)
  Location of Assets.    The tangible Purchased Assets are, and the Inventories will remain, until the Closing Date, situated in the Store Locations.

  (g)
  Insurance.    The Vendor has the Purchased Assets and the Purchased Business insured against loss or damage by all insurable hazards or risks on a replacement cost basis and such insurance coverage will be continued in full force and effect (with all premiums paid) up to and including the Closing Date. The Vendor is not in default with respect to any of the provisions contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion. Nothing has been done or omitted to be done by the Vendor which could make any policy of insurance void or voidable.

  (h)
  Books and Records.    The Records, including those to which the Purchaser will be provided access during its due diligence investigations, are duly maintained in accordance with all applicable legal requirements and contain full and accurate records of all matters required to be dealt with in such records. All material financial transactions and financial information relating to the Purchased Business and the Purchased Assets have been accurately recorded in the Records in accordance with normal and customary procedures for a similar business.

  (i)
  Taxes.    All federal and provincial sales taxes and other similar taxes applicable to the Purchased Business or to the Purchased Assets (other than on the transfer thereof to the Purchaser) with respect to all periods prior to the Time of Closing will have been paid and satisfied prior to the Time of Closing.

  (j)
  Non-Resident.    The Vendor is not a non-resident of Canada for the purposes of the Income Tax Act (Canada).

  (k)
  GST.    The Purchased Assets are all or substantially all of the property used in a commercial activity that forms all or a part of a business carried on by the Vendor. The Vendor has not been and is not now a financial institution for the purposes of the Excise Tax Act (Canada). The Vendor is a registrant for the purposes of the Excise Tax Act (Canada), registration number R120932926.

  (l)
  Employment Matters.

  (i)
  Schedule 5.1(l) contains a complete and accurate list of all employees of the Vendor employed in the Purchased Business, their respective positions, dates of hire with the Vendor or any predecessors of the Vendor, current salaries, benefits and other remunerations and dates of last salary increases and indicates which employees are parties to a written or oral agreement with the Vendor (including confidentiality and non-competition agreements). Except as disclosed in Schedule 5.1(l), the Vendor is not a party to any agreements with past or present employees, agents or independent contractors in connection with the Purchased Business.

  (ii)
  All liabilities in respect of employees have or shall have been paid to the Closing Date, including premium contributions, remittance and assessments for employment insurance, employer health tax, Canada Pension Plan, income tax, workers' compensation and any other employment related legislation, accrued wages, taxes, salaries, commissions and employee benefit plan payments. There are no outstanding, pending, threatened or anticipated assessments, actions, causes of action, claims, complaints, demands, orders, prosecutions or suits against the Vendor, its directors, officers or agents pursuant to or under any applicable rules, regulations, orders or laws, including Canada Pension Plan, employment insurance, income tax, employer health tax, employment standards, labour relations, occupational health and safety, human rights, workers' compensation and pay equity. The Vendor has no obligation to re-instate any employees in connection with the Purchased Business.

    (iii)
    The Vendor has not made any agreements, whether directly or indirectly, with any labour union, employee association or other similar entity or made commitments to or conducted negotiations with any labour union or employee association or other similar entity with respect to any future agreements. No trade union, employee association or other similar entity has any bargaining rights acquired by either certification or voluntary recognition with respect to the employees of the Purchased Business except as set out in Schedule 5.1(l). The Vendor is not aware of any current attempts to organize or establish any other labour union, employee association or other similar entity affecting the Purchased Business.

    (iv)
    All vacation pay, bonuses, commissions and other emoluments relating to the Purchased Business and its employees are accurately reflected in all respects and have been accrued in the Records.

  (m)
  Pension Matters.    The Vendor does not, nor is it required to maintain any Plans.

  (n)
  Validity of Transactions.    The execution and delivery of this Agreement by the Vendor, the consummation of the transactions contemplated hereby and the fulfilment by the Vendor of the terms, conditions and provisions hereof will not:

  (i)
  contravene or violate or result in the breach (with or without the giving of notice or lapse of time, or both) or acceleration of any obligations of the Vendor under:

  (A)
  any laws applicable to the Vendor;

  (B)
  any judgment, order, writ, injunction or decree of any court or of any governmental official, agency or instrumentality which is presently applicable to the Vendor,

  (C)
  the articles, by-laws or any resolutions of the Vendor or any amendments thereto or restatements thereof, or

  (D)
  the provisions of any agreement, arrangement or understanding to which the Vendor is a party or by which it is bound; or

  (ii)
  result in the creation or imposition of any Encumbrance on any of the Purchased Assets.

  (o)
  Compliance with Laws.    The Vendor has conducted the Purchased Business in compliance in all material respects with all applicable laws. The Vendor is duly licensed, registered or qualified and duly possesses all licenses, permits, quotas and approvals (the "Licenses") to enable the Purchased Business to be carried on as now conducted in compliance with all applicable laws. The Licenses are described in Schedule 5.1(o). The Licenses are valid and subsisting and in good standing and there has been no violation in respect thereof. There are no material limitations or restrictions on carrying on the Purchased Business from the premises from which it is now carried on.

  (p)
  Litigation.    There is no suit, action, dispute, civil or criminal litigation, claim, arbitration or legal, administrative or other proceeding or governmental investigation, including appeals and applications for review (collectively, "Claims"), pending or, to the best of the Vendor's knowledge, threatened against the Vendor or relating to the Purchased Business or any of the Purchased Assets. There are no facts known to the Vendor which are likely to give rise to any such Claims. There is not presently outstanding against the Vendor any judgment, execution, order, injunction, decree or rule of any court, administrative agency, governmental authority or arbitrator which affects the Purchased Assets or the Purchased Business.

  (q)
  Brokers.    The Vendor has not engaged any broker or other agent in connection with the transactions contemplated in this Agreement and, accordingly, there is no commission, fee or other remuneration payable to any broker or agent who purports or may purport to have acted for the Vendor.

  (r)
  Equipment.    The list of equipment set out in Schedule 1.1(i) is a complete and accurate list of all equipment that is owned by the Vendor and used in the operation of the Purchased Business other than the operation of the Outlet Store.

ARTICLE 6—REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

6.1  Representations and Warranties.

        Each of the Purchaser and Fossil U.S. hereby makes the following representations and warranties and acknowledges that the Vendor is relying on such representations and warranties in entering into this Agreement and in selling the Purchased Business and the Purchased Assets to the Purchaser:

  (a)
  Corporate.    The Purchaser is a corporation duly incorporated under the laws of the Province of New Brunswick and has not been dissolved.

  (b)
  Authorization of Agreement.    This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

  (c)
  Validity of Transactions.    Neither the execution and delivery of this Agreement by the Purchaser and Fossil U.S., the consummation of the transactions contemplated hereby nor the fulfilment by the Purchaser and Fossil U.S. of the terms, conditions and provisions hereof will contravene or violate or result in the breach (with or without the giving notice or lapse of time, or both) or acceleration of any obligations of the Purchaser or the Fossil U.S. under:

  (i)
  any laws applicable to the Purchaser or Fossil U.S.,

  (ii)
  any judgment, order, writ, injunction or decree of any court or of any governmental official, agency or instrumentality which is presently applicable to the Purchaser or Fossil U.S.,

  (iii)
  the articles or by-laws of the Purchaser or Fossil U.S. or any amendments thereto or restatements thereof, or

  (iv)
  the provisions of any agreement, arrangement or understanding to which either the Purchaser or Fossil U.S. is a party or by which it is bound.

  (d)
  Brokers.    Neither Fossil U.S. nor the Purchaser has engaged any broker or other agent in connection with the transactions contemplated in this Agreement and, accordingly, there is no commission, fee or other remuneration payable to any broker or agent who purports or may purport to have acted for the Purchaser or Fossil U.S.

  (e)
  Fossil U.S.    Fossil U.S. is a corporation duly incorporated and validly existing under its jurisdiction of incorporation and has the power, capacity and authority to enter into and perform the this Agreement and the assumption agreement contemplated by section 3.1, which agreement shall upon such execution and delivery constitute a valid and binding obligation of Fossil U.S., enforceable in accordance with its terms.

  (f)
  GST.    The Purchaser is a registrant for the purposes of the Excise Tax Act (Canada), registration number 865495485RT0001.

ARTICLE 7—COVENANTS OF THE VENDOR

7.1  Disclosure of Transaction.

        The Vendor shall not, and shall use its commercially reasonable efforts to ensure that its agents, employees, officers and directors do not, without the prior written consent of the Purchaser, disclose or permit to be disclosed to anyone any information relating to the Purchaser, this Agreement and the transactions contemplated in this Agreement. The Purchaser acknowledges that the employees of the Purchased Business are already aware of the proposed transaction prior to the date of this Agreement. This section does not prohibit disclosure to the professional advisors, bankers and employees of the Vendor who need to know such information, or to the extent necessary to authorize the purchase and sale of the Purchased Assets pursuant to this Agreement, or as may be required by law.

7.2  Conduct of Business Prior to Closing.

        Except as otherwise contemplated or permitted by this Agreement, during the period from the date of this Agreement to the Time of Closing:

  (a)
  the Vendor shall promote the interests and maintain the goodwill of the Purchased Business and continue to operate, in consultation with the Purchaser, the Purchased Business in the ordinary course consistent with past practice, including paying and satisfying all obligations with respect to the Purchased Business as such obligations mature;

  (b)
  the Vendor shall not, without the prior written consent of the Purchaser, perform or make any material act or decision or enter into any contract, commitment or transaction not in the ordinary course of business or which could have a material adverse effect on the Purchased Business or which would constitute a breach of the covenants, representations or warranties of the Vendor contained in this Agreement or which would cause such covenants, representations and warranties not to be true at the Time of Closing;

  (c)
  the Vendor shall give notice to the Purchaser of any potential defaults or breaches of representations, warranties or covenants of the Vendor or any other material matter which may affect the Purchased Assets or the Purchased Business forthwith upon becoming aware of such matters; and

  (d)
  the Vendor shall continue to maintain in full force and effect all policies of insurance currently in effect in respect of the Purchased Assets and the Purchased Business and give all notices and present all claims under all policies of insurance in a due and timely fashion.

7.3  Consents and Approvals.

        The Vendor shall forthwith use its best efforts to ensure that as of the Time of Closing, the actions, consents and approvals listed in Schedule 7.3 have been taken and obtained.

7.4  Representations, Warranties and Conditions.

        The Vendor shall use its best efforts to ensure that the representations and warranties set forth in Article 5 are true and correct at the Time of Closing as if such representations and warranties were made at and as of such time and that the conditions of closing for the benefit of the Purchaser set forth in Article 10 have been fulfilled, performed or satisfied by the Time of Closing.

7.5  Vendor to Execute Documents.

        The Vendor shall, at the Time of Closing, execute and deliver to the Purchaser the agreement terminating the Development and License Agreement in substantially the form attached as Schedule 7.5.

7.6  Waiver of Bulk Sales Act.

        The Parties waive compliance with the Bulk Sales Act (Ontario) in connection with the purchase and sale of the Purchased Assets and Purchased Business, provided that the Vendor shall indemnify, defend and hold harmless the Purchaser from and against any claims, demands, actions, causes of action, losses, costs, liabilities or expenses (including legal fees) which may be made or brought against the Purchaser or which may be made or brought against the Purchaser or which the Purchaser may incur or suffer as a result of such non-compliance.

ARTICLE 8—COVENANTS OF THE PURCHASER

8.1  Disclosure of Transaction.

        The Purchaser and Fossil U.S. shall not, and shall use their respective commercially reasonable efforts to ensure that its agents, employees, officers and directors do not, without the prior written consent of the Vendor, disclose or permit to be disclosed to anyone any information relating to the Vendor, this Agreement and the transactions contemplated in this Agreement. This section does not prohibit disclosure to the professional advisors, bankers and employees of the Purchaser who need to know such information, or to the extent necessary to authorize the purchase and sale of the Purchased Assets pursuant to this Agreement, or as may be required by law.

8.2  Representations, Warranties and Conditions.

        Each of the Purchaser and Fossil U.S. shall use its reasonable commercial efforts to ensure that the representations and warranties forth in Article 6 are true and correct at the Time of Closing as if such representations and warranties were made at and as of such time and that the conditions of closing for the benefit of the Vendor set forth in Article 11 have been fulfilled, performed or satisfied by the Time of Closing.

8.3  Purchaser to Execute Documents.

        The Purchaser shall, on or prior to the Time of Closing, cause Fossil U.S. and Fossil Partners L.P. to execute and deliver to the Vendor the agreement terminating the Development and License Agreement in substantially the form attached as Schedule 7.5; and the assumption agreement contemplated by section 3.1.

8.4  Closing of Outlet Store.

        In addition to any of the other payments that the Purchaser is required to make pursuant to this Agreement, the Purchaser shall, on Closing, pay Fifty Thousand Dollars ($50,000) to the Vendor as a contribution toward the following costs that the Vendor would otherwise be required to incur in connection with the closing of the Outlet Store:

  (a)
  fees payable to broker in connection with re-letting such store;

  (b)
  up to two months' rent payable for such store while the space is being built out for a new tenant;

  (c)
  reasonable severance and other payments to employees of the Vendor at such store that are made in respect of the termination of their employment;

  (d)
  a reasonable inducement payment to a new tenant for such store;

  (e)
  reasonable inducement fees to secure the release of the Vendor from further lease obligations in the event of assignment or sublease;

  (f)
  legal fees payable to the landlord or the Vendor's outside legal counsel in connection with the surrender of lease, assignment or sublease;

  (g)
  close down costs for such store, including sign removal, repairs and store clean-up; and

  (h)
  lease charges in the event that such store remains unoccupied for any period of time prior to surrender, assignment or sublease.

        Within ten days following the date on which a new tenant takes occupancy of such store, the Vendor shall deliver a detailed and documented accounting to the Purchaser of all such costs, with proof of payments where required by the Purchaser, and within an additional period of twenty (20) days, promptly refund to the Purchaser the difference between Fifty Thousand Dollars ($50,000) and such actual costs.

ARTICLE 9—SURVIVAL AND INDEMNIFICATION

9.1  Survival of Vendor's Representations and Warranties.

        The representations and warranties of the Vendor contained in this Agreement or any document or certificate given pursuant to this Agreement shall survive the Closing for the benefit of the Purchaser as follows:

  (a)
  as to the representations and warranties contained in sections 5.1(c) and (d), indefinitely;

  (b)
  as to tax matters, until the date following expiration of all periods allowed for objecting and appealing the determination of any proceedings relating to any assessment or reassessment of the Purchaser or the Vendor, as the case may be, by any taxing authority in respect of any taxation period ending prior to the Closing or in which the Closing occurs unless a bona fide notice of a claim shall have been made in writing before the expiry of that period, in which case the representation and warranty to which such notice applies shall survive in respect of that claim until the final determination or settlement of that claim; and

  (c)
  as to all other matters, for a period of three (3) years, unless a bona fide notice of a claim shall have been given in writing before the expiry of that period, in which case the representation and warranty to which such notice applies shall survive in respect of that claim until the final determination or settlement of that claim.

9.2  Survival of Purchaser's Representations and Warranties.

        The representations and warranties of the Purchaser and Fossil U.S. contained in this Agreement or any document or certificate given pursuant to this Agreement shall survive the Closing for the benefit of the Vendor for a period of three (3) years, unless a bona fide notice of a claim shall have been given in writing before the expiry of that period, in which case the representation and warranty to which such notice applies shall survive in respect of that claim until the final determination or settlement of that claim.

9.3  Survival of Covenants.

        Except as otherwise provided in this Agreement, all covenants of the Vendor and the Purchaser and Fossil U.S., as the case may be, contained in this Agreement or any document or certificate given pursuant to this Agreement, including the assumption agreement contemplated by section 3.1 and the payments to the Transferring Employees under 4.3, shall survive the Closing for the benefit of the Purchaser or the Vendor, as the case may be, indefinitely.

9.4  Indemnification.

  (a)
  The Vendor shall indemnify and hold the Purchaser harmless from and against any claim, demand, action, cause of action, damage, loss (including lost profits), cost, liability or expense (including legal fees) (collectively, "Losses") which may be made or brought against the Purchaser or which the Purchaser may suffer or incur, directly or indirectly, in respect of, as a result of, or arising out of:

  (i)
  any non-fulfillment of any covenant on the part of the Vendor contained in this Agreement or any document or certificate given pursuant to this Agreement;

  (ii)
  any inaccuracy in or breach of any of the Vendor's representations or warranties contained in this Agreement or any document or certificate given pursuant to this Agreement; and

  (iii)
  any liabilities of the Vendor, including Accounts Payable, which are not included in the Assumed Obligations; and

  (iv)
  the operation of the Purchased Business up to the Closing Date.

  (b)
  Each of the Purchaser and Fossil U.S. indemnifies and holds the Vendor harmless from and against any Losses which may be made or brought against the Vendor or which the Vendor may suffer or incur, in respect of, or arising out of:

  (i)
  any non-fulfillment of any covenant on the part of the Purchaser or Fossil U.S. contained in this Agreement or any document or certificate given pursuant to this Agreement;

  (ii)
  the Assumed Liabilities; and

  (iii)
  any inaccuracy in or breach of any of the Purchaser's or Fossil U.S.' representations or warranties contained in this Agreement or any document or certificate given pursuant to this Agreement.

9.5  Procedure for Indemnification.

  (a)
  Claims Other Than Third Party Claims.    Following receipt from the Vendor or the Purchaser, as the case may be (the "Indemnified Party"), of a written notice of a claim for indemnification which has not arisen in respect of a Third Party Claim (as defined in section 9.5(b) below), the party who is in receipt of such notice (the "Indemnifying Party") shall have 30 days to make such investigation of the claim as the Indemnifying Party considers necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information available to the Indemnified Party or in its possession relating to the claim. If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of such 30 day period (or any mutually agreed upon extension thereof) to the validity and amount of the claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the claim. If the Indemnified Party and the Indemnifying Party do not agree within such period (or any mutually agreed upon extension thereof), such dispute shall be resolved by arbitration as set out in Section 13.1.

  (b)
  Third Party Claims.    The Indemnified Party shall notify the Indemnifying Party in writing as soon as is reasonably practicable after being informed that facts exist which may result in a claim originating from a Person other than the Indemnified Party (a "Third Party Claim") and in respect of which a right of indemnification given pursuant to section 9.4 may apply. The Indemnifying Party shall have the right to elect, by written notice delivered to the Indemnified Party within 10 days of receipt by the Indemnifying Party of the notice from the Indemnified Party in respect of the Third Party Claim, at the sole expense of the Indemnifying Party, to participate in or assume control of the negotiation, settlement or defence of the Third Party Claim, provided that:

  (i)
  such will be done at all times in a diligent and bona fide matter;

  (ii)
  the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party in accordance with the terms contained in this Agreement in respect of that Third Party Claim; and

  (iii)
  the Indemnifying Party shall pay all reasonable out-of-pocket expenses incurred by the Indemnified Party as a result of such participation or assumption.

    If the Indemnifying Party elects to assume such control, the Indemnified Party shall cooperate with the Indemnifying Party and its counsel and shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim at its own expense. If the Indemnifying Party does not so elect or, having elected to assume such control, thereafter fails to proceed with the settlement or defence of any such Third Party Claim, the Indemnified Party shall be entitled to assume such control. In such case, the Indemnifying Party shall cooperate where necessary with the Indemnified Party and its counsel in connection with such Third Party Claim and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim.

9.6  Additional Rules and Procedures.

        The obligation of the parties to indemnify each other pursuant to this Article 9 shall also be subject to the following:

  (a)
  an Indemnified Party shall only be entitled to make a claim for indemnification pursuant to section 9.4(a)(i) or (ii), or 9.4(b)(i) or (ii), as the case be, if written notice containing reasonable particulars of such claim is delivered to the Indemnifying Party within the time periods provided for in section 9.1, 9.2 or 9.3, as the case may be;

  (b)
  if any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any Person (a "Third Party") with respect to such Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for any such payment. If the amount of any liability under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay such difference to the Indemnifying Party;

  (c)
  except in the circumstances contemplated by section 9.6(b) above, and whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnified Party shall not settle or compromise any Third Party Claim except with the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld). A failure by the Indemnifying Party to respond in writing to a written request by the Indemnified Party for consent for a period of ten (10) days or more, shall be deemed a consent by the Indemnifying Party to such request;

  (d)
  the Indemnifying Party and the Indemnified Party shall provide each other on an ongoing basis with all information which may be relevant to the other's liability hereunder and shall supply copies of all relevant documentation promptly as they become available;

  (e)
  notwithstanding section 9.6(c), the Indemnifying Party shall not settle any Third Party Claim or conduct any related legal or administrative proceeding in a manner which would, in the opinion of the Indemnified Party, acting reasonably, have a material adverse impact on the Indemnified Party;

  (f)
  no Indemnifying Party shall be liable to the Indemnified Party pursuant to this Article 9 until the aggregate of the Losses which the Indemnified Party is entitled to recover exceeds Five Thousand Dollars ($5,000), after which time claims for indemnification by the Indemnifying Party may be made for every dollar of Losses in excess of Five Thousand Dollars ($5,000). In no event shall an Indemnifying Party be liable pursuant to this Article 9, in the aggregate, for any amount in excess of the Purchase Price, except that there shall be no threshold and no limit on the liability of the Purchaser or Fossil U.S. to the Vendor in connection with the assumption of the Assumed Liabilities;

  (g)
  where an amount is payable by the Indemnifying Party as indemnification pursuant to the terms of this Agreement and the Excise Tax Act (Canada) provides that GST is deemed to have been collected by the payee thereof, the amount so payable as determined without reference to this Article 9 (the "Indemnification Amount") shall be increased by an amount equal to the rate of GST applied to the Indemnification Amount in accordance with the Excise Tax Act (Canada); and

9.7  Rights Cumulative.

        The rights of indemnification contained in this Article 9 are cumulative and are in addition to every other right or remedy of the parties contained in this Agreement or otherwise.

ARTICLE 10—CONDITIONS OF CLOSING IN FAVOUR OF THE PURCHASER

10.1 Conditions of Closing.

        The obligation of the Purchaser to purchase the Purchased Assets is subject to the fulfillment, performance and satisfaction of each of the conditions set forth below. The Vendor acknowledges that the following conditions are for the exclusive benefit of the Purchaser.

  (a)
  Representations and Warranties.    All representations and warranties of the Vendor made in or pursuant to this Agreement shall be true and correct at the Time of Closing in all material respects with the same force and effect as if made at and as of such time and date, and the Vendor shall have delivered to the Purchaser at the Time of Closing a certificate dated the Closing Date, duly executed by an officer of the Vendor acceptable to the Purchaser, to such effect. The receipt of such certificate and the closing of the transaction of purchase and sale provided for in this Agreement shall not be nor be deemed to be a waiver of the representations and warranties contained in this Agreement, which representations and warranties shall continue in full force and effect for the benefit of the Purchaser as provided in Article 9.

  (b)
  Performance of Covenants.    The Vendor shall have performed or complied with, in all material respects, all of the obligations, covenants and agreements in this Agreement which are to be performed or complied with by the Vendor at or prior to the Time of Closing. The Vendor shall not be in breach in any material respect of any covenant contained in this

    Agreement and shall have delivered to the Purchaser at the Time of Closing a certificate, duly executed by an officer of the Vendor acceptable to the Purchaser, to such effect.

  (c)
  Consents and Approvals.    All actions, approvals and consents listed on Schedule 7.3 and the consents or authorizations of any other Persons that are, in the reasonable opinion of the Purchaser, required to be obtained in connection with the completion of the transaction contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions hereof (other than any which are the responsibility, under applicable law, of the Purchaser to obtain), shall have been obtained by the Vendor at or prior to the Time of Closing on terms and conditions acceptable to the Purchaser, acting reasonably. Such consents, in the case of a Lease, shall include an acknowledgement by the parties to such Lease as to the good standing of such Lease.

  (d)
  No Action to Restrain.    No action or proceeding shall be pending or threatened by any governmental or regulatory agency or authority or any other Person (including a party hereto) to restrain or prohibit the completion of the transaction contemplated by this Agreement or to prevent or restrain the Purchaser from carrying on the Purchased Business as presently carried on.

  (e)
  Corporate Approval.    Prior to the Time of Closing, all necessary corporate action and authorization shall have been taken or obtained, as the case may be, by the Vendor and its directors, officers, and shareholders in connection with the sale of the Purchased Assets and the transaction contemplated hereunder.

  (f)
  Opinion of Counsel to the Vendor.    The Purchaser shall have received an opinion dated the Closing Date from counsel to the Vendor in a form reasonably acceptable to the Purchaser.

  (g)
  Delivery of PPSA Estoppel Letters.    The Purchaser shall have received letters addressed to the Purchaser, in form satisfactory to the Purchaser, from the secured parties listed in Schedule 10.1(g) confirming that none of the security interests in favour of such secured parties in any way relates to or affects any of the Purchased Assets.

  (h)
  No Material Adverse Change.    Except as has been specified in this Agreement or otherwise disclosed to the Purchaser in writing, since the date of this Agreement there shall not have been:

  (i)
  any material change in the condition or operation of the Purchased Business or the Purchased Assets other than changes in the ordinary and normal course of Purchased Business consistent with past practice, none of which has been materially adverse; or

  (ii)
  any damage, destruction or loss, labour disruption or other event, development or condition of any character (whether or not covered by insurance) materially and adversely affecting the Purchased Business, the Purchased Assets or the future prospects of the Purchased Business.

  (i)
  Closing Documents and Proceedings.    All documentation relating to the purchase and sale of the Purchased Assets and the due authorization of the performance by the Vendor of its obligations under this Agreement shall have been approved by the Purchaser and its counsel, acting reasonably, and the Purchaser shall have received copies of all such documentation or other evidence as it may reasonably request, including a letter of authorization in form satisfactory to the Purchaser regarding the transfer to the Purchaser of the telephone and fax numbers used in the operation of the Purchased Business and any other transfer letters which the Purchaser may reasonably request within five Business Days following a request by the Purchaser, but in any event on a basis that is timely enough to effect any transfers contemplated hereby before Closing.

10.2 Waiver.

        If any of the conditions set forth in this Article 10 have not been fulfilled, performed and satisfied at or prior to the Closing, the Purchaser may, by written notice to the Vendor, terminate all of its obligations hereunder and the Purchaser shall be released from all its obligations under this Agreement. Any of these conditions may be waived in whole or in part by the Purchaser by instrument in writing, without prejudice to any of its rights of termination in the event of non-performance of any other condition, obligation or covenant in whole or in part, and without prejudice to its right to complete the transaction of purchase and sale contemplated by this Agreement and claim damages for breach of representation, warranty or covenant.

ARTICLE 11—CONDITIONS OF CLOSING IN FAVOUR OF THE VENDOR

11.1 Conditions of Closing.

        The obligation of the Vendor to sell the Purchased Assets is subject to the fulfillment, performance and satisfaction of each of the conditions set forth below. The Purchaser acknowledges that the following conditions are for the exclusive benefit of the Vendor.

  (a)
  Representations and Warranties.    All representations and warranties of the Purchaser made in or pursuant to this Agreement shall be true and correct at the Time of Closing in all material respects with the same force and effect as if made at and as of such time and date, and the Purchaser shall have delivered to the Vendor at the Time of Closing a certificate dated the Closing Date, duly executed by an officer of the Purchaser acceptable to the Vendor, to such effect. The receipt of such certificate and the Closing of the transaction of purchase and sale provided for in this Agreement shall not be nor be deemed to be a waiver of the representations and warranties contained in this Agreement, which representations and warranties shall continue in full force and effect for the benefit of the Vendor as provided in Article 9.

  (b)
  Performance of Covenants.    The Purchaser shall have performed or complied with, in all material respects, all the obligations, covenants and agreements in this Agreement to be performed or complied with by the Purchaser at or prior to the Time of Closing. The Purchaser shall not be in breach in any material respect of any covenant on its part contained in this Agreement and shall have delivered to the Vendor at the Time of Closing a certificate, duly executed by an officer of the Purchaser acceptable to the Vendor, to such effect.

  (c)
  Consents and Approvals.    The consents of the respective landlords under the Leases that are required to be obtained in connection with the completion of the transaction contemplated by this Agreement shall have been obtained by the Vendor at or prior to the Time of Closing on terms and conditions acceptable to the Vendor, acting reasonably.

  (d)
  No Action to Restrain.    No action or proceeding shall be pending or threatened by any governmental or regulatory agency or authority or any other Person (including a party hereto) to restrain or prohibit the completion of the transaction contemplated by this Agreement.

  (e)
  Opinion of Counsel to the Purchaser.    The Vendor shall have received an opinion dated the Closing Date from counsel to the Purchaser in a form reasonably acceptable to the Vendor.

  (f)
  Closing Documents and Proceedings.    All documentation relating to the purchase and sale of the Purchased Assets and all documentation relating to the due authorization of the performance by the Purchaser of its obligations under this Agreement shall have been approved by the Vendor and its counsel, acting reasonably, and the Vendor shall have received copies of all such documentation or other evidence as it may reasonably request.

11.2 Waiver.

        If any of the conditions set forth in this Article 11 have not been fulfilled, performed or satisfied at or prior to the Closing, the Vendor may, by written notice to the Purchaser, terminate all of its obligations hereunder and the Vendor shall be released from all its obligations under this agreement. Any of these conditions may be waived in whole or in part by the Vendor by instrument in writing, without prejudice to any of its rights of termination in the event of non-performance of any other condition, obligation or covenant in whole or in part, and without prejudice to its right to complete the transaction of purchase and sale contemplated by this Agreement and claim damages for breach of representation, warranty or covenant.

ARTICLE 12—CLOSING PROCEDURE

12.1 Closing.

        The Closing shall take place at the offices of Goodmans LLP, 250 Yonge Street, Suite 2400, Toronto, Ontario M5B 2M6 at the Time of Closing or at such other place and time as may be agreed to by the parties.

12.2 Procedure.

        At the Time of Closing, upon satisfaction of all the conditions set out in Articles 10 and 11 which have not been waived as provided therein,

  (a)
  the Vendor shall deliver to the Purchaser:

  (i)
  all deeds, conveyances, bills of sale, transfers, assignments, assurances, consents and any other documents necessary or reasonably required to effectively transfer the Purchased Assets to the Purchaser with good and marketable title free and clear of all Encumbrances, such documents to be in registrable form to the extent necessary;

  (ii)
  all withdrawals of trade names, business names or style registrations necessary to evidence that the Vendor no longer intends to use the trade names and business names relating to the Purchased Business, and

  (iii)
  actual possession of the tangible Purchased Assets; and

  (b)
  the Purchaser shall make the payments required by section 2.4 and the Purchaser and Fossil U.S. shall execute the assumption agreement contemplated by section 3.1.

ARTICLE 13—GENERAL

13.1 Public Disclosure.

        Except as may be required by the rules and regulations of any applicable stock exchanges, no public disclosure of any kind shall be made or permitted in respect of the subject matter of this Agreement by any party without consultation with and the consent of the other parties (such consent not to be unreasonably withheld or delayed). If reasonably practicable in the circumstances, any party that is legally compelled to make public disclosure, or is compelled by the rules and regulations of any applicable stock exchanges, shall give the other party the opportunity to review and comment on the disclosure before it is publicly made.

13.2 Notice.

        All notices required or permitted by this Agreement shall be in writing and delivered by hand or sent by telecopier to:

(a)	the Purchaser and Fossil U.S.:	2280 N. Greenville Avenue Richardson, Texas 75082 Attention: General Counsel Fax No.: (972) 498-9615
(b)	the Vendor:	586 Argus Road Oakville, Ontario L6J 7S1 Attention: Real Estate Department Fax No.: (905) 842-5655

or at such other address or fax number of which the addressee may from time to time have notified the addressor. A notice shall be deemed to have been sent and received on the day it is delivered by hand or on the day on which transmission is confirmed, if telecopied. If such day is not a Business Day or if the notice is received after ordinary office hours (time of place of receipt), the notice shall be deemed to have been sent and received on the next Business Day.

13.3 Costs.

        Except as otherwise provided in this Agreement, each party shall be responsible for its own fees, expenses, and other costs incurred in connection with the purchase and sale of the Purchased Assets.

13.4 Time of the Essence.

        Time is of the essence to every provision of this Agreement. No Extension, waiver or variation of any provision of this Agreement shall be deemed to affect this provision and there shall be no implied waiver of this provision.

13.5 Further Acts.

        The parties acknowledge that their co-operation is required to facilitate the transactions contemplated by this Agreement. The parties shall do or cause to be done all such further acts and things as may be necessary or desirable to give full effect to this Agreement both before and after Closing.

13.6 Jurisdiction.

        This Agreement shall be governed by the laws of the Province of Ontario and the laws of Canada applicable therein. Each party hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.

13.7 Amendment.

        This Agreement may be amended only by written agreement of the parties.

13.8 Waiver.

        No waiver of any provision of this Agreement shall be binding unless it is in writing. No indulgence or forbearance by a party shall constitute a waiver of such party's right to insist on performance in full and in a timely manner of all covenants in this Agreement. Waiver of any provision shall not be deemed to waive the same provision thereafter, or any other provision of this Agreement at any time.

13.9 Entire Agreement.

        This Agreement and the Schedules attached to this Agreement constitute the entire agreement among the parties pertaining to all the matters herein.

13.10  Severability.

        If any provision of this Agreement is invalid or unenforceable, such provision shall be severed and the remainder of this Agreement shall be unaffected thereby but shall continue to be valid and enforceable to the fullest extent permitted by law.

13.11  Counterparts.

        This Agreement may be executed in one or more counterparts which, together, shall constitute one and the same Agreement and may be delivered by facsimile transmission. This Agreement shall not be binding upon any party until it has been executed by each of the parties and delivered to all other parties.

13.12  Assignment.

        Neither this Agreement nor any rights or obligations hereunder may be assigned, directly or indirectly, by either party without the prior written consent of the other party, provided that the Purchaser may assign any of its rights or obligations under this Agreement to its lender(s) in connection with any bona fide financing and/or to any Affiliate of the Purchaser.

13.13  Enurement and Binding Effect.

        This Agreement shall be binding upon the parties hereto and their respective successor and assigns and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

        IN WITNESS WHEREOF the parties have duly executed this Agreement.

FOSSIL CANADA INC.
By:	Name: Title:
COMARK INC.
By:	Name: Title:
By:	Name: Title:
FOSSIL, INC.
By:	Name: Title:

SCHEDULE 1.1(i)

SCHEDULE 1.1(x)

SCHEDULE 2.3

SCHEDULE 5.1(e)

SCHEDULE 5.1(l)

SCHEDULE 5.1(o)

SCHEDULE 7.3

SCHEDULE 7.5

SCHEDULE 10.1(g)

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ASSET PURCHASE AGREEMENT